PALATIN TECHNOLOGIES, INC.




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                               PURCHASE AGREEMENT

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                               TABLE OF CONTENTS


           PAGE                                                      PAGE NUMBER

           1.        PURCHASE AND SALE OF SHARES                           2
           1.1       Issue of Shares                                       2

2.         CLOSING DATE; DELIVERY                                          2
           2.1       Closing                                               2
           2.2       Delivery                                              2

3          REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF THE
           PURCHASER                                                       3
           3.1       Legal Power                                           3
           3.2       Due Execution                                         3
           3.3       Investment Representations                            4
           3.4       Remedies                                              6
           3.5       Indemnification                                       6

4.         COVENANTS OF THE COMPANY                                        6
           4.1       Information                                           6

5.         UNDERSTANDINGS                                                  7

6.         DEFAULTING PROSPECTIVE PURCHASERS                               8

7.         MISCELLANEOUS                                                   9
           7.1       Governing Law                                         9
           7.2       Survival                                              9
           7.3       Successors and Assigns                                9
           7.4       Entire Agreement                                      9
           7.5       Severability                                          9
           7.6       Amendment and Waiver                                  9
           7.7       Notices                                              10
           7.8       Fees and Expenses                                    10
           7.9       Titles and Subtitles                                 10
           7.10      Counterparts                                         10
           7.11      No Waiver                                            10

8.         ESCROW AGENT                                                   10

9.         EXECUTION OF AGREEMENT                                         12




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                           PALATIN TECHNOLOGIES, INC.

                               PURCHASE AGREEMENT

           This Purchase Agreement (the "Agreement") is made as of _______, 1998 by and between Palatin Technologies, Inc., a Delaware corporation (the "Company"), with its principal office at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540, and each of the purchasers who are signatories hereto and any other purchasers who are made a party to this Agreement pursuant to Section 1 (individually, a "Purchaser" and collectively, the "Purchasers").

                                    RECITALS

           The Company is hereby offering (the "Offering") a minimum of $3,000,000 and a maximum of $7,000,000 (a) shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock") and (b) warrants (the "Warrants") to purchase one share of Common Stock of the Company. The Shares and the Warrants offered in the Offering shall sometimes collectively be referred to herein as the "Securities." The Securities will be sold by the Company to Purchasers pursuant to Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Act").

           The purchase price of the Shares to be offered in the Offering (the "Offering Price") will be determined based upon the average reported closing sales prices for the Common Stock on The Nasdaq SmallCap Market SM for the last five (5) business days immediately prior to the Initial Closing Date (as defined below). Every one share of Common Stock purchased in the Offering will entitle the Purchaser to a Warrant to purchase one share of Common Stock at an exercise price per share equal to the Offering Price, subject to certain adjustments. The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company.

           Each prospective purchaser has received and carefully read a copy of a private placement memorandum, dated October 2, 1998, as amended (the "Placement Memorandum"), describing the Company's business, financial and operating condition, the Offering and information regarding risks to be evaluated when contemplating an investment in the Company through the Offering.

                                    AGREEMENT

           In consideration of the Company's agreement to sell the Securities to the undersigned upon the terms and conditions continued herein, each Purchaser (severally and not jointly) agrees and represents as follows:


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           1.        PURCHASE AND SALE OF SECURITIES.

                     1.1       Issue of Securities.

                               (a)        The Company has  authorized  the
issuance and sale of a minimum of $3,000,000 and a maximum of $7,000,000 of Securities pursuant to the provisions of this Agreement.

                               (b) Subject to the terms and conditions set forth
herein, the Company hereby agrees to issue and sell to each Purchaser the aggregate amount of Shares and Warrants set forth below on the Purchaser's signature on the subscription page bearing such Purchaser's name. The Shares shall be sold at the Offering Price.

                               (c) Subject to the terms and conditions set forth
herein, each Purchaser hereby agrees to purchase the amount of Shares and Warrants as determined on the subscription page bearing such Purchaser's name (each a "Subscription"). Each Purchaser shall severally, and not jointly, be liable only for the purchase of the amount of Shares and Warrants that appears on the subscription page hereof that relates to such Purchaser.

                               (d) The Company's agreement with each Purchaser
is a separate agreement and the sale of the Securities to each Purchaser is a separate sale.

           2.        CLOSING DATE; DELIVERY.

                     2.1 Closing. The Company expects to hold an initial closing of the Offering (the "Initial Closing") at any time after subscriptions for a minimum of $3,000,000 of Securities have been accepted. The final closing of the Offering (the "Final Closing Date") shall occur as soon as practicable on the date on which Subscriptions for the maximum of $7,000,000 of Securities have been accepted by the Company. The Company may hold additional interim closings after the Initial Closing. Any such interim closing together with the Initial Closing are each hereinafter referred to as an "Interim Closing" and shall occur on one or more dates each hereinafter referred to as an "Interim Closing Date," and each, together with the Final Closing Date, are hereinafter referred to as a "Closing Date."

                     2.2 Delivery. On each Closing Date, subject to the terms and conditions hereof, the Company shall deliver to each Purchaser (i) stock certificates, registered in the name of the Purchaser, representing the Shares to be purchased by the Purchaser from the Company, and (ii) warrant certificates, registered in the name of the Purchaser, representing the Warrants to be granted to the Purchaser by the Company, each dated as of the relevant Closing Date, against payment of the purchase price therefor (the "Payment") by wire transfer or previously cleared check, unless other means of payment shall have been agreed upon by the Purchaser and the Company. The undersigned understands that payments by check as provided in this Paragraph 2.2 shall be delivered to Graham & James LLP as the escrow agent and, thereafter, such

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payment will be deposited as soon as practicable in an escrow account for the undersigned's benefit. The wire transfer shall be made to Graham & James LLP, as escrow agent in accordance with the wire transfer instructions attached as Exhibit A hereto. The Payment will be made on or prior to the relevant Closing Date. The Payment (or, in the case of the rejection of a portion of the undersigned's subscription, the part of the Payment relating to such rejected portion) will be returned promptly, without interest or deduction, on the basis described in the Memorandum, if the undersigned's subscription is rejected in whole or in part. Any Payment made by the Purchaser prior to the Initial Closing is based on an estimated price per share of Common Stock of $4.00. The Purchaser agrees to remit to the Company on the Initial Closing the balance of the Payment if the Offering Price is greater than $4.00 per share. The Company agrees to promptly remit to the Purchaser any excess Payment made by such Purchaser if the Offering Price is less than $4.00 per share. Each party hereto shall deliver or cause to be delivered at or prior to the Closing Date an executed copy of the Registration Rights Agreement between the Company and the Purchaser and the Company shall deliver to each Purchaser a fully-executed copy of the Agreement.

           3.        REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF THE
                     PURCHASER.

                     Each Purchaser hereby represents and warrants to, and agrees with, the Company as follows:

                     3.1 Legal Power. If this Agreement is executed and delivered on behalf of a partnership, corporation, limited liability company, trust or estate: (i) such partnership, corporation, limited liability company, trust or estate has the full legal right and power and all authority and approval required (a) to execute and delivery, or authorize execution and deliver of, this Agreement and all other instruments (including, without limitation, the Registration Rights Agreement among the Purchasers and the Company (the "Registration Rights Agreement") executed and delivered by or on behalf of such partnership, corporation, limited liability company, trust or estate in connection with the purchase of its Securities, (b) to delegate authority pursuant to a power of attorney and (c) to purchase and hold such Securities; (ii) the signature of the party signing on behalf of such partnership, corporation, limited liability company, trust or estate is binding upon such partnership, corporation, trust or estate; and (iii) such partnership, corporation, limited liability company or trust has not been formed for the specific purpose of acquiring such Securities, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D and has submitted information substantiating such individual qualification.

                     3.2 Due Execution. Each of this Agreement and the Registration Rights Agreement (collectively, the "Operative Documents") has been duly authorized, if Purchaser is a corporation, partnership, limited liability company, trust or fiduciary, executed and delivered by Purchaser and, upon due execution and delivery by the Company, the Operative Documents will be valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights and subject to general equity principles.

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                     3.3       Investment Representations.

                               3.3.1      Purchaser is acquiring the Securities
for its own account, not as nominee or agent, for investment and not with a view to or for resale in connection with any distribution or public offering thereof within the meaning of the Act, except pursuant to an effective registration statement under the Act.

                               3.3.2      Purchaser understand  that (i) the
Securities have not been registered under the Act by reason of a specific exemption therefrom, and may not be transferred or resold except pursuant to an effective registration statement or exemption from registration and (ii) each certificate or other document representing the Securities will be endorsed with legends in substantially the following form:

                               A) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                              B) Any legend required to be placed thereon by applicable federal or state securities laws;

and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied.

                              3.3.3      The  Purchaser has been furnished with
and has carefully read the Placement Memorandum (including, without limitation, all appendices and supplements thereto, and is familiar with and understands the terms of the Offering, including the rights to which the Purchaser is entitled under the Registration Rights Agreement and the Warrant Agreement). The Purchaser has been furnished with and has carefully read the Company's Quarterly Report on Form 10-QSB for the Quarter ended September 30, 1998 (the "10-Q"). In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (whether oral or written) from the Company, or any agent, employee or affiliate of the Company other than as set forth in the Placement Memorandum or the 10-Q and the results of Purchaser's own independent investigation. With respect to individual or partnership tax and other economic considerations involved in this investment, the Purchaser has carefully considered and has, to the extent the Purchaser believes such discussion necessary, discussed with the Purchaser's professional legal, tax, accounting and financial advisers the suitability of an investment in the Securities for the Purchaser's particular tax and financial situation and

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has determined that the Securities being subscribed for by the Purchaser are a suitable investment for the Purchaser.

                              3.3.4      The Purchaser acknowledges that (i) the
Purchaser has had the right to request copies of any documents, records and books pertaining to this investment and (ii) such documents, records, and books pertaining to this investment which the Purchaser requested (including, without limitation, the Placement Memorandum) have been made available for inspection by the Purchaser, the Purchaser's representative, attorney, accountant or adviser(s) (the "Purchaser's advisers").

                              3.3.5       The Purchaser and/or the Purchaser's
adviser(s) has/have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of the Purchaser.

                              3.3.6       The  Purchaser is not subscribing for
Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

                              3.3.7       Purchaser is an "accredited investor"
as such term is defined in Rule 501 under the Act and as indicated by the Purchaser's responses to the Confidential Purchaser Questionnaire.

                              3.3.8       Purchaser is a resident of, and all
communications regarding Purchaser's purchase of the Securities were sent to Purchaser, in the state of Purchaser's residence shown on the subscription page attached hereto.

                              3.3.9       If the Purchaser is a natural person,
the Purchaser has reached the age of majority in the state or other jurisdiction in which the Purchaser resides, has adequate means of providing for the Purchaser's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

                              3.3.10      The Purchaser or the Purchaser's
representative, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable the Purchaser to utilize the information made available to the Purchaser in connection with the Offering to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto.

                              3.3.11      The Purchaser recognizes that an
investment in the Securities involves substantial risks, including loss of the entire amount of such investment. Further, the Purchaser has carefully read and considered the matters set forth under the caption "Risk Factors" in the Placement Memorandum, and has taken full cognizance of and understands all of the risks related to the purchase of the Securities.

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                     3.4      Remedies.  The  Purchaser acknowledges and agrees
that it shall not be entitled to seek any remedies with respect to the Offering from any party other than the Company.

                     3.5 Indemnification. The Purchaser shall indemnify and hold harmless the Company and each officer, director or control person of the Company, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the Purchaser to the Company, or omitted or alleged to have been omitted by the Purchaser, concerning the Purchaser or the Purchaser's authority to invest or financial position in connection with the Offering, including, without limitation, any such misrepresentation, misstatement or omission contained in any investor qualification questionnaire or any other document submitted by the Purchaser, against losses, liabilities and expenses for which the Company, or any officer, director or control person of the Company has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Company, or such officer, director or control person in connection with such action, suit or proceeding.

          4.         COVENANTS OF THE COMPANY.

                     4.1      Information.

                     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, the Company shall deliver to each holder of Securities all annual, quarterly or other reports to the extent such reports are furnished to the Company's public security holders. In the event that the Company is not so subject, until the fifth anniversary of the relevant Closing Date the Company shall promptly furnish to each holder of Securities (i) as soon as available, and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with generally accepted accounting principles and reported on by independent certified public accountants of recognized national standing; and (ii) as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated subsidiaries, if any, as of the end of such quarter and the related consolidated statements of income and stockholder's equity (together with any other quarterly financial statements being prepared by the Company at such time), setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency by the chief financial or accounting officer of the Company.


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          5.         UNDERSTANDINGS

                     The Purchaser understands, acknowledges and agrees with the Company as follows:

                     5.1 This Subscription may be rejected, in whole or in part, by the Company, in the sole and absolute discretion of the Company, at any time before any Closing Date notwithstanding prior receipt by the Purchaser of notice of acceptance of the Purchaser's Subscription.

                     5.2 Except as otherwise set forth herein, the Purchaser hereby acknowledges and agrees that the Subscription hereunder is irrevocable by the Purchaser, that, except as required by law, the Purchaser is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Purchaser hereunder and that this Agreement and such other agreements shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

                     5.3 No federal or state agency has made any finding or determination as to the accuracy or adequacy of the Placement Memorandum or as to the fairness of the terms of this Offering for investment nor any recommendation or endorsement of the Securities.

                     5.4 The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Purchaser.

                     5.5 There can be no assurance that the Purchaser will be able to sell or dispose of the Securities. It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

                     5.6 Pennsylvania Merchant Group is not acting as placement agent in connection with this Offering.

                     5.7 The Purchaser acknowledges that the information contained in the Placement Memorandum or otherwise made available to the Purchaser is confidential and non-public and agrees that all such information shall be kept in confidence by the Purchaser and neither used by the Purchaser for the Purchaser's personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason; provided,

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however, that this obligation shall not apply to any such information that (i)
is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or
(iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company).

                     5.8 The representations, warranties nd agreements of the Purchaser contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the relevant Closing Date of the sale of the Securities as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Securities.

                     5.9 IN MAKING AN INVESTMENT DECISION, PURCHASERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE PLACEMENT MEMORANDUM OR THIS PURCHASE AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     5.10 THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                     5.11 If the Purchaser is a Registered Representative of an NASD member firm, the Purchaser must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

          6. DEFAULTING PROSPECTIVE PURCHASERS. (a) If, on the relevant Closing Date, a prospective Purchaser defaults in the performance of its obligations under this Agreement, a non-defaulting prospective Purchaser may make arrangements for the purchase of the Securities that would have been purchased by such defaulting prospective Purchaser by other persons satisfactory to the Company and the non-defaulting prospective Purchasers, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting prospective Purchasers or the Company except that prospective Purchasers will continue to be liable for the payment of expenses to the extent set forth in Section 7.8 and except that the provisions of Section 3.5 shall not terminate and shall remain in effect.

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                     (b)      Nothing contained herein shall relieve a
defaulting prospective Purchaser of any liability it may have for damages caused by its default. If other purchasers agree to purchase the Securities of a defaulting prospective Purchaser, either the non-defaulting prospective Purchaser or the Company may postpone a Closing Date for up to seven (7) full business days in order to effect any changes that in the reasonable opinion of counsel for the Company or counsel for the Placement Agent may be necessary in the Placement Memorandum, the Operative Documents or in any other document or arrangement, and the Company agrees to prepare and distribute promptly any amendment or supplement to the Placement Memorandum that effects any such changes.

          7.         MISCELLANEOUS

                     7.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to any otherwise applicable principles of conflicts of laws.

                     7.2 Survival. The representations and warranties made by the parties in this Agreement shall survive the consummation of the transactions herein contemplated until the expiration of the statute of limitations with respect to claims arising under Section 10(b) of the Securities Exchange Act of 1934, as amended, with respect to the purchase of Securities hereunder.

                     7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                     7.4 Entire Agreement. This Agreement and the Exhibits hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

                     7.5 Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by law, the parties hereto waive the benefit of any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

                     7.6 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular

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instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchaser.

                     7.7 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, on the first business day following mailing by overnight courier, or on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and the Purchaser at the respective addresses included herein.

                     7.8 Fees and Expenses. Except as otherwise provided herein, the Company and the Purchasers shall bear their own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

                     7.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                     7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                     7.11 No Waiver. No waiver by any party to this Agreement of any one or more defaults by any other party or parties in the performance of any of the provisions hereof shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. Except as expressly provided herein, no failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          8. ESCROW AGENT. To induce Graham & James LLP to serve as the escrow agent and to act in such capacity hereunder, it is agreed by the parties hereto that:

                     (a) The escrow agent shall not be under any duty to give the property held by it hereunder (the "Escrowed Property") any greater degree of care than it gives its own similar property.

                     (b) This Section 8 of this Agreement expressly sets forth all the duties of the escrow agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the escrow agent. The escrow agent shall not be bound by the provisions of any agreement among the other parties hereto except this Section 8 of this Agreement.

                     (c) The escrow agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the escrow agent, the other parties hereto shall jointly and severally indemnify and hold harmless the escrow agent from and against any and all losses, liabilities, claims, actions, damages and expenses,

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including, without limitation, reasonable attorneys' fees and disbursements, arising out of or in connection with this Agreement.

                     (d) The escrow agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The escrow agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                     (e) The escrow agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

                     (f) The escrow agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The other parties shall, on a joint and several basis, pay or reimburse the escrow agent upon request for any and all expenses, if any, incurred by the escrow agent in connection with this Agreement and transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the escrow agent from any amounts that it is obligated to pay in the way of such expenses and taxes. This subparagraph and subparagraph (c) shall survive notwithstanding any termination of this Agreement or the resignation of the escrow agent.

                     (g) The escrow agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

                     (h) The escrow agent may at any time resign as suc by delivering the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the escrow agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the escrow agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the escrow agent has not received a designation of a successor escrow agent, the escrow agent's sole responsibility after that time shall be to safekeep the Escrowed Property until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

                     (i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the escrow agent in good faith is in doubt as to what action it should take hereunder, the escrow agent shall be entitled to retain the Escrowed Property until the escrow agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrowed Property, in which event the escrow agent shall disburse the Escrowed Property in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the escrow agent to the effect that said opinion is final and non-appealable.

                     (j) Notwithstanding anything to the contrary contained herein, the escrow agent's duties and obligations hereunder shall terminate upon the release and distribution of the Escrowed Property in accordance with the terms of this Agreement.

                     (k) Each of the Company and the Purchaser understands and agrees that, notwithstanding its duties as escrow agent hereunder, the escrow agent is the attorney for the Company, and, accordingly, neither any services as escrow agent hereunder nor any provisions hereof, either express or implied, shall restrict or inhibit the escrow agent in any way from representing the Company or its affiliates in any action, dispute, controversy, arbitration, suit or negotiation arising under this Agreement or under any other agreement or in any manner or context whatsoever, whether or not directly or indirectly involving the Company or its affiliates.


          9.         EXECUTION OF AGREEMENT.


         THE PURCHASER ACKNOWLEDGES THAT THE PURCHASER HAS SIGNED THIS AGREEMENT ON THE PURCHASER'S OWN BEHALF, AND NOT BY POWER OF ATTORNEY.

           IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the day and year first written above.


----------------------------
Signature of Subscriber(s)


----------------------------
Name of Subscriber(s)
[please print]


----------------------------
Address of Subscriber(s)

----------------------------
Social Security or Taxpayer
Identification Number of Subscriber(s)


----------------------------
Number of Shares Subscribed for


----------------------------
Number of Warrants Subscribed for



*$__________________________
Payment

Date:      ____________, 1998

* If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by
Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.


---------------------------------
Name of NASD Member Firm


---------------------------------
By:  Authorized Officer

* Estimated based on $4.00 per Share of Common Stock. Adjustments will be made in the Payment if the Offering Price, as defined in the Purchase Agreement, is different than the estimated $4.00 price per Share. The Purchaser agrees to remit to the Company on the Initial Closing the balance of the Payment if the Offering Price is greater than $4.00 per Share. The Company agrees to promptly remit to the Purchaser any excess Payment made by the Purchaser if the Offering Price is less than $4.00 per Share.

                                            Subscription Accepted:

                                            PALATIN TECHNOLOGIES, INC.



                                            By:_________________________________
                                                     Edward J. Quilty
                                                     Chairman of the Board and
                                                     Chief Executive Officer


Date:  __________, 1998

                                    EXHIBIT A

                           WIRE TRANSFER INSTRUCTIONS


           Wire transfers should be made to Graham & James LLP, as Escrow Agent, Citibank, N.A., 153 East 53rd Street, 20th Floor, New York, NY 10043, Account Number 37069829, ABA Routing Number 021000089. Ref F/B/O Palatin Technologies, Inc.

                           PALATIN TECHNOLOGIES, INC.

                                 AMENDMENT NO. 1
                                       TO
                               PURCHASE AGREEMENT


           Amendment No. 1, dated as of December 31, 1998 to the Purchase Agreement (the "Agreement") made as of December ___, 1998 by and between Palatin Technologies, Inc., a Delaware corporation (the "Company"), with its principal office at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540, and each of the purchasers who were signatories thereto and any other purchasers who are made a party to such Agreement (individually, a "Purchaser" and collectively, the "Purchasers").

                                    RECITALS

           WHEREAS, the Company and the Purchaser have entered into the Agreement dated as of December __, 1998 (and the Company has entered into similar purchase agreements with other Purchasers) relating to the Offering of a minimum of $3,000,000 and a maximum of $7,000,000 (a) shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock") and
(b) warrants (the "Warrants") to purchase one share of Common Stock of the Company but now wish to amend the Agreement to reduce the minimum of $3,000,000 to $1,150,000;

           WHEREAS, the Agreement provides that the purchase price of the Shares to be offered in the Offering (the "Offering Price") will be determined based upon the average reported closing sales prices for the Common Stock on The Nasdaq SmallCap Market SM for the last five (5) business days immediately prior to the Initial Closing Date (as defined below) but now wish the Offering Price be amended to $4.00 per Share;

           WHEREAS, the Agreement provides that every one share of Common Stock purchased in the Offering will entitle the Purchaser to a Warrant to purchase one share of Common Stock at an exercise price per share equal to the Offering Price, subject to certain adjustments but the parties now wish to amend the exercise price of each Warrant to equal the average reported closing sales prices for the Common Stock on the Nasdaq SmallCap Market SM for the five business days immediately preceding each Closing Date of the Offering (exercise price equal to $4.375 per Warrant on the Initial Closing Date).

           WHEREAS, the Agreement provides that Warrants will be issued pursuant to a Warrant Agreement between the Company and American Stock Transfer & Trust Company but the parties now wish to amend the Agreement to have the Company act as its own Warrant Agent.

           WHEREAS, the Agreement provides that certain documents or certificates be delivered on the Closing Date but the parties now wish to amend the Agreement to provide delivery of such documents or certificates within ten
(10) business days following each Closing Date.

           WHEREAS, each prospective Purchaser has received and carefully read a copy of a private placement memorandum, dated October 2, 1998, as amended by Amendment No. 1 dated November 23, 1998, Amendment No. 2 dated December 15, 1998 and Amendment No. 3 dated December 30, 1998 (the "Placement Memorandum"), describing the Company's business, financial and operating condition, the Offering and information regarding risks to be evaluated when contemplating an investment in the Company through the Offering.

           NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

           1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement has the meaning assigned to such term in the Agreement. Each reference to "hereof," "hereunder," and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

           2.   The Agreement is hereby amended in the following respects:

                (a) The "$3,000,000" in the "Recitals" paragraph and in Section 1.1(a) and 2.1 of the Agreement is hereby deleted and replaced with "$1,150,000".

                (b) "The purchase price of the Shares to be offered in the Offering (the "Offering Price") will be determined by the average reported closing sales prices for the Common Stock on the Nasdaq SmallCap MarketSM for the last five (5) business days immediately prior to the Initial Closing Date" as set forth in the "Recitals" is hereby deleted and replaced with "The purchase price of the Shares to be offered in the Offering (the "Offering Price") will be $4.00."

                (c) "Every one share of Common Stock purchased in the Offering will entitle the Purchaser to a Warrant to purchase one share of Common Stock at an exercise price per share equal to the Offering Price, subject to certain adjustments" as set forth in the "Recitals" is hereby deleted and replaced with "Every one share of Common Stock purchased in the Offering will entitle the Purchaser to a Warrant to purchase one share of Common Stock at an exercise price per Warrant equal to the average reported closing sales prices for the Common Stock on the Nasdaq SmallCap Market SM for the five (5) business days immediately preceding each Closing Date of the Offering (exercise price equal to $4.375 per Warrant on the Initial Closing Date)."

                (d) "The Warrants will be issued pursuant to a warrant agreement ("Warrant Agreement") between the Company and American Stock Transfer & Trust Company" as set forth in the "Recitals" is hereby deleted and replaced with "The Warrants will be issued pursuant to Warrant Certificates substantially in the form attached as Exhibit A hereto." All references in the Agreement to a Warrant Agreement are hereby deleted.

                (e) Section 2.1 of the Agreement is hereby amended to delete "December 31, 1998" and replace it with "January 31,
                     1999."

                (f) Section 2.2 of the Agreement is hereby amended to delete "On each Closing Date" in the first line and to replace it with "Within ten (10) business days following each Closing Date."

           3. No Other Amendments. Except as expressly amended hereby, the terms and provisions of the Agreement shall remain in full force and effect.

           4. Counterparts. This Amendment No. 1 may be executed in counterparts and by facsimile signature.

           IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.



                              _________________________________
                              Signature of Purchaser(s)


                              PALATIN TECHNOLOGIES, INC.



                              By:______________________________